UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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Electronics For Imaging, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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Electronics For Imaging, Inc.

6750 Dumbarton Circle

Fremont, CA 94555

Telephone: (650) 357-3500

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Electronics For Imaging, Inc. (the “Company,” “EFI,” “we,” “us” or “our”), which was filed with the Securities and Exchange Commission on April 26, 2019 and contains information relating to our 2019 annual meeting of stockholders. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

This supplement is being filed to correct certain information that was presented in the section entitled “Compensation of Executive Officers—Nonqualified Deferred Compensation—Potential Payments upon Termination or Change of Control” that was included in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement.

This supplement amends the disclosure on page 100 of the Proxy Statement under the heading “Compensation of Executive Officers—Nonqualified Deferred Compensation—Potential Payments upon Termination or Change of Control” in the first table on such page with respect to Marc Olin by replacing “666,000” under the column heading of “Lump sum severance payment ($)(1)” with “879,590” and replacing “4,427,827” under the column heading of “Total($)” with “4,461,417.”